UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

LIPOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard

Raleigh, NC 27616

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (919) 212-1999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment (the “Form 8-K/A”) amends and supplements the Current Report on Form 8-K of LipoScience, Inc. (the “Company”) filed with the Securities and Exchange Commission on November 21, 2014 (the “Original 8-K”). This amendment does not update, amend or modify any other information set forth in the Original Form 8-K and does not reflect any events that may have occurred after the original filing date.

As previously reported under Item 2.01 of the Original 8-K, on November 20, 2014, the Company completed the Merger (as defined below) contemplated by the previously announced Agreement and Plan of Merger, dated September 24, 2014 (the “Merger Agreement”), among Laboratory Corporation of America Holdings, a Delaware Corporation (“LabCorp”), Bear Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LabCorp (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, LabCorp acquired the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of LabCorp.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information set forth under Item 2.01 of the Original 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, became the bylaws of the Company, the text of which is filed as Exhibit 3.1 to this Form 8-K/A and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Bylaws of LipoScience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2014

LIPOSCIENCE, INC.

By:	/s/ F. Samuel Eberts III
	Name:	F. Samuel Eberts III
	Title:	President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Bylaws of LipoScience, Inc.